Registration Number:


                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                          NEXGEN PUBLISHING GROUP, INC.
                          -----------------------------
                           (Name of small business
                           issuer in its charter)


       Delaware                      2721                       06-1573316
-----------------------   ----------------------------      -------------------
(State of incorporation   (Primary Standard Industrial       (I.R.S. Employer
   or jurisdiction         Classification Code Number)      Identification No.)
   of organization)


      410 Park Avenue (Suite 1530), New York, New York 10022 (212)971-9111
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


      410 Park Avenue (Suite 1530), New York, New York 10022 (212)971-9111
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

      Jessie Pahng, 410 Park Avenue (Suite 1530), New York, New York 10022
                                  (212)971-9111
--------------------------------------------------------------------------------
           (Name, address, and telephone number of agent for service)

     Copies to:
     Joel Pensley, Esq.
     211 Schoolhouse Road
     Norfolk, Connecticut 06058
     Phone: (860) 542-1122
     Fax:   (626) 608-3076

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the registration statement until such time that all of the shares of common stock registered hereunder have been sold.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                            ------------------------


                         CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
      Title of                             Maximum      Maximum
   Each Class of              Amount      Offering     Aggregate    Amount of
 Securities Being             Being       Price Per    Offering   Registration
    Registered              Registered     Unit (1)     Price(1)       Fee
-------------------------------------------------------------------------------
Shares of Common Stock
Contained in Units           145,000        $ 0.01     $ 1,450     $   0.13

"A" Warrants                 145,000             0           0            0

Shares of Common Stock
Underlying "A" Warrants      145,000           .75     108,750        10.01


"B" Warrants                 145,000             0           0            0

Shares of Common Stock
Underlying "B" Warrants      145,000          1.00     145,000        13.34


"C" Warrants                 145,000             0           0            0

Shares of Common Stock
Underlying "C" Warrants      145,000          1.25     181,250        16.68

                                                     -----------    ----------
TOTAL                                                $ 436,450     $  40.16


(1) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Part I.    Information Required in Prospectus

Item

No.        Required Item                         Location or Caption
----       -------------                         --------------------

1.         Front of Registration Statement
           and Outside Front Cover of
           Prospectus                            Front of Registration
                                                 Statement and Outside
                                                 Front Cover of Prospectus

2.         Inside Front and Outside Back
           Cover Pages of Prospectus             Inside Front Cover Page
                                                 of Prospectus and Outside
                                                 Front Cover Page of
                                                 Prospectus

3.         Summary Information and Risk
           Factors                               Prospectus Summary;
                                                 Risk Factors

4.         Use of Proceeds                       Use of Proceeds

5.         Determination of Offering
           Price                                 Front Cover Page;
                                                 Plan of Distribution

6.         Dilution                              Dilution

7.         Selling Security Holders              Not Applicable

8.         Plan of Distribution                  Plan of Distribution

9.         Legal Proceedings                     Legal Proceedings

10.        Directors, Executive Officers,
           Promoters and Control Persons         Management

11.        Security Ownership of Certain
           Beneficial Owners and Management      Principal Stockholders

12.        Description of Securities             Description of Securities

13.        Interest of Counsel                   Legal Matters

14.        Disclosure of Commission Position
           on Indemnification for Securities
           Act Liabilities                       Statement as to
                                                 Indemnification
15.        Organization Within Last
           Five Years                            Management; Certain Related
                                                 Party Transactions

16.        Description of Business               Proposed Business

17.        Management's Discussion
           and Analysis or Plan of
           Operation                             Proposed Business -
                                                 Plan of Operation
18.        Description of Property               Proposed Business

19.        Certain Relationships and Related
           Transactions                          Certain Related Party
                                                 Transactions

20.        Market for Common Stock and
           Related Stockholder Matters           Front Cover Page;
                                                 Market for Our
                                                 Common Stock;
                                                 Plan of Distribution

21.        Executive Compensation                Management

22.        Financial Statements                  Financial Statements

23.        Changes in and Disagreements
           with Accountants on Accounting
           and Financial Disclosure              Not Applicable

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR DOES IT SEEK AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion: Dated September 11, 2002

PROSPECTUS

                          NEXGEN PUBLISHING GROUP, INC.

                         145,000 SHARES OF COMMON STOCK
                         435,000 COMMON STOCK WARRANTS

     This prospectus relates to the resale by the selling stockholders of 145,000 shares of our common stock and 435,000 common stock purchase warrants. The selling stockholders may sell the shares from time to time at the prevailing market price or in negotiated transactions. Of the shares offered:

     o    145,000 are currently outstanding, and

     o 435,000 shares are issuable upon the exercise of warrants currently held by the selling stockholders.

     We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will receive proceeds from the exercise of the warrants as follows:

     o 145,000 Class "A" Warrants exercisable at $.75 per warrant or an aggregate of $108,750;

     o 145,000 Class "B" Warrants exercisable at $1.00 per warrant or an aggregate of $145,000; and

     o 145,000 Class "C" Warrants exercisable at $1.25 per warrant or an aggregate of $181,250.


     AS YOU REVIEW THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN "RISK FACTORS" BEGINNING ON PAGE x.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR DOES IT SEEK AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this prospectus is                   , 2002.

                               TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----

Prospectus Summary.....................................................      3
The Offering...........................................................      3
Risk Factors...........................................................      3
Use of Proceeds........................................................     13
Capitalization.........................................................     14
Dividend Policy........................................................     14
Cautionary Note Regarding Forward Looking Information..................     14
Management's Discussion and Analysis of Financial Condition
  and Results of Operations............................................     15
Proposed Business......................................................     16
Management.............................................................     19
Certain Related Party Transactions.....................................     21
Principal Stockholders.................................................     21
Description of Securities..............................................     22
Selling Stockholders...................................................     24
Plan of Distribution...................................................     25
Shares Eligible for Future Sale........................................     27
Where You Can Find More Information....................................     28
Legal Proceedings......................................................     28
Legal Matters..........................................................     28
Experts................................................................     28
Financial Statements...................................................    F-1

                            ------------------------

     You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

                               PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information in this prospectus including our financial statements and notes to those statements appearing elsewhere in this prospectus. The prospectus contains forward-looking statements based on current expectations of our company and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of the factors described in the "Risk Factors" section and elsewhere in this prospectus.

     Nexgen Publishing Group, Inc. is a newly-formed development company which acquired the printed and online business financial magazine under the name "Bid" Magazine and www.nexgenpublishing.com from Nexgen Ventures, Inc.

     We published one issue of Bid Magazine which provided in-depth analysis and reporting on the forces driving innovation and technology and a unique blend of commentary and financial analysis in the financial markets. We also commenced a related website, www.nexgenpublishing.com, which contains the contents of the magazine and also serves as a portal to relevant websites. We suspended publication due to a decline in the capitalization of a broad base of public companies, particularly in the high technology sector. We intend to resume publishing now that our management believes that the stock market has compensated for both unreasonable expectations and the concomitant backlash.

     Our objective is to establish Bid as a leading and comprehensive financial news and information destination for investors. We aim to develop a loyal community of readers to our print version and visitors to our online version in order to build our subscription base and attract advertisers.

                                  THE OFFERING

Shares offered by the selling
  stockholders.................... 580,000 shares of common stock

Common stock outstanding.......... 16,273,000 shares

Warrants outstanding.............. 435,000 warrants

Common stock outstanding after
 exercise of outstanding warrants. 16,708,000 shares

Use of  proceeds.................. The selling stockholders will receive the net proceeds and we will receive none of the pro-ceeds from the sale of the shares offered by the prospectus. We will receive the proceeds from warrant exercise. We will use the net proceeds from the exercise of warrants for general corporate and working capital pur-poses.

Proposed OTCBB symbol............. "NEXG"

                         SUMMARY FINANCIAL INFORMATION

Net revenues                                     $       0          $       0

Operating Expenses                                   9,300             24,678
                                                 ----------         ----------
Net Loss                                         $  (9,300)         $ (24,678)
                                                 ==========         ==========
 Net income (loss)
    per weighted average share, basic            $   $.001)        $    (.002)
                                                 ==========         ==========
 Weighted average number of shares-basic        16,171,500           1,547,100
                                                ===========        ===========

(1) Pro-forma diluted loss per share excludes the 435,000 shares of common stock underlying the warrants since the exercise of such warrants would be antidilutive.

                                  RISK FACTORS

     You should carefully consider the risks described below before making a investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Industry
-----------------------------

The success of the financial publishing industry is related to the vitality of the stock market.
--------------------------------------------------------------------------------

     The fall in the stock market has caused a decrease in the activity of individual investors who are the foundations of our potential subscriber base. A number of financial publications have ceased business, including Individual Investor and Industry Standard. The magazines and web portals which remain have seen decreases in advertising revenue. We can offer no assurance that either the stock market will recover, in general, or whether the high tech segment specifically will recover. Continuation of the stock market doldrums will adversely our attempts to revive Bid Magazine and revitalize our website.

We will depend on income from a narrow range of activities.
-----------------------------------------------------------

     We intend to derive our revenue from the sale of paid subscriptions and advertising services. We cannot predict our total revenue, as advertising revenue is cyclical. If our revenues do not materialize our business and hence our financial condition would suffer. Quarterly comparisons of our results of operations are not expected to be a reliable indication of our future performance as quarterly operating results may fluctuate as a function of our marketing, use of our services, our costs and competitive pressures.

We face intense competition.
----------------------------

     A number of financial news and information sources compete for consumers' and advertisers' attention and spending. We compete for advertisers, readers, staff and outside contributors with many types of companies, including:

     o    online  services  or  web  sites  focused  on  business,  finance  and
          investing,   such  as   MarketWatch.com,   The  Wall  Street   Journal
          Interactive Edition and The Motley Fool;

     o publishers and distributors of traditional media, including print, radio and television, such as The Wall Street Journal, Fortune, Worth. Kiplinger, Bloomberg Business Radio and CNBC;

     o providers of terminal-based financial news and data, such as Bloomberg Business News, Reuters News Service, Dow Jones Markets and Bridge News Service;

     o    web "portal" companies, such as Yahoo! and America Online; and

     o online brokerage firms, many of which provide financial and investment news and information, such as Charles Schwab and E*TRADE.

     Our ability to compete depends on many factors, including the originality, timeliness, comprehensiveness and trustworthiness of our content and that of our competitors, the ease of use of services developed either by us or our competitors and the effectiveness of our sales and marketing efforts.

     Our existing competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These advantages allow them to devote greater resources than we can to the development and promotion of their services. These competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies (including offering their financial news without cost to subscribers) and make more attractive offers to existing and potential employees, outside contributors, strategic partners and advertisers. Some of the competing publications are "Red Herring," "Business 2.0," "Money" and "Worth". Competitors may lower their prices and introduce new magazines which are directly competitive with Bid Magazine's scope and content.

     Our competitors may develop content that is equal or superior to ours or that achieves greater market acceptance than ours. It is also possible that new competitors may emerge and rapidly acquire significant market share. We may not be able to compete successfully for advertisers, readers, staff or outside contributors, which could materially adversely affect our business, results of operations and financial condition. Increased competition could result in price reductions, reduced margins or loss of market share, any of which could materially adversely affect our business, results of operations and financial condition.

     We also compete with other web sites, television, radio and print media for a share of advertisers' total advertising budgets.

Any fluctuations in the price or supply of paper or in printing expenses would cause our expenses to increase and could negatively affect our results of oper-ations and financial condition.
--------------------------------------------------------------------------------

     Paper is our single largest raw material expense. We depend upon outside suppliers for all of our paper supplies, and we hold relatively small quantities of paper in stock. In addition, we rely on third parties for most of our printing services. Our business is therefore subject to price increases and delays in receiving paper supplies or printing services. We cannot control the price at which we can purchase paper or obtain printing services. A material increase in paper prices or printing costs could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Company
----------------------------

We have a limited operating history upon which you may evaluate our operations.
-------------------------------------------------------------------------------

     We were formed on December 6, 2001 and acquired the publishing division of Nexgen Ventures, Inc. on January 3, 2002. Nexgen Ventures published one issue of Bid Magazine in June, 2001. 5,000 copies were printed and 4,000 distributed free of charge to members of the investment community. Accordingly, we have an extremely limited operating history upon which you may evaluate us and you may find it difficult to evaluate our future prospects and evaluate our business
strategy.  New  companies,   such  as  ours,   experience   expenses,
difficulties and unforeseen problems that create a higher risk of business failure. If we are not successful in overcoming these expenses and difficulties, our business may fail.

We anticipate that we will incur losses for the foreseeable future.
-------------------------------------------------------------------

     We expect to incur losses for the foreseeable future through costs associated with publishing Bid Magazine and maintaining its affiliated website. Our revenue may not be sufficient to fund these expenses. We may never be profitable or, if we become profitable, we may be unable to sustain profitability.

     We believe that profitability and growth will depend in large part on our ability to do the following:

     o    develop awareness of Bid Magazine;

     o provide our customers with superior articles on financial subjects related to technology;

     o    attract subscription and advertising income; and

     o attract readers to our website so that we may attract advertising and subscriptions to our print magazine and our website.

     Anticipated losses may result from our plan to increase our operating expenses to:

     o    increase our sales and marketing operations;

     o    broaden our customer base

     o    pursue strategic marketing and distribution alliances; and

     o attract qualified personnel for administrative and editorial positions functions as well as for possible new acquisitions.

     Some of our expenses may be fixed such as equipment and office space leases and web hosting services. Other expenses are variable such as editorial, personnel and printing and distribution. If our revenues do not increase, we may not be able to compensate by reducing expenses in a timely manner.

Our revenue model may not be successful.
----------------------------------------

     Our revenue model calls for the collection of subscriptions and advertising revenues from Bid magazine and the Internet version of our magazine at www.nexgenpublishing.com. We can give no assurance that this revenue model will be successful an that we will attract subscriptions and advertisers.

     If we do not generate revenues from our target subscriber market of investors in high technology stocks or our revenues are lower than we anticipate, our ability to operate as a going concern might be adversely affected.

     To address these risks and uncertainties, we must do the following:

     o establish a base of subscribers and advertisers for our printed Bid magazine;

     o    maintain and grow our website;

     o    successfully execute our business and marketing strategy;

     o    refine and upgrade our technology and information processing systems;

     o    enhance our media presence to meet the needs of changing markets;

     o    respond to competitive developments; and

     o    attract, integrate, retain and motivate qualified personnel.

Period-to-period comparisons of our operations will not be meaningful.
----------------------------------------------------------------------

     Because of our limited financial history, we believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.

We may have difficulty in obtaining additional funding, if required.
--------------------------------------------------------------------

     We believe that the funds to be raised through warrant exercise, assuming our warrants are exercised, will be sufficient for our needs for the foreseeable future. However, if additional funds are needed, we may have difficulty obtaining them, and we may have to accept terms that would adversely affect our shareholders. The terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Lending institutions or private investors may impose restrictions on future decisions by us to make capital expenditures, acquisitions or asset sales.

Our success is dependent on retaining our current key personnel and attracting additional personnel, particularly in areas of editorial sales and technical services.
--------------------------------------------------------------------------------

     We believe that our success will depend on continued employment of our management team, particularly Jessie Pahng, our President/Treasurer, Alan Behar, Vice-President-Sales/Secretary, and other key technical personnel for the development of Bid magazine and our on-line services. Their experience in publishing and sales and is important to the establishment of our business. We do not maintain keyman life insurance on any of our personnel.

     Our success also depends on having a highly skilled and knowledgeable editorial staff, trained sales force and technical and customer support personnel. We will need to hire personnel as our business grows. A shortage in the number of trained editorial, sales, technical and customer support personnel in the financial press and on-line service industry could limit our ability to increase sales and increase advertising. Competition for personnel, particularly for employees with relevant skills, is intense. New hires also frequently require extensive training before they achieve desired levels of productivity. If we cannot hire and retain suitable personnel, we may not be able to expand and develop our business.

We depend on our outside contributors for our editorial content.
----------------------------------------------------------------

     Our future success depends substantially upon the continued efforts of outside editorial contributors to produce original, timely, comprehensive and trustworthy content. No writer has entered into an employment agreement with us and we do not intend to enter into employment agreement with editorial staff, including writers, at this time. We may not be able to retain existing or attract additional highly qualified writers in the future. If we lose the services of our contributors or are unable to continue to attract additional writers with appropriate qualifications, our business, results of operations and financial condition could be materially adversely affected.

We may not be able to implement our business  strategy.
-------------------------------------------------------

     Our  business   strategy   includes   generating   revenues   through  paid
subscription and advertising revenues. If we cannot implement our business strategy, our business will suffer. We may be unable to generate revenues and achieve profitable operations. We have generated no revenues to date and we are presently not profitable. If we cannot generate substantial income from paid subscription and advertising or if our costs of operation exceed our revenues, our business will not succeed.

We must develop and maintain brand identity.
--------------------------------------------

     We believe brand identity is important to attracting and expanding our client base. We believe the significance of brand and name recognition will intensify as the number of competing companies increases. We cannot assure you that we will be able to develop our brand identity so as to gain any significant market recognition.

We will encounter risks based on changing tastes, demographics and media tech-nologies.
--------------------------------------------------------------------------------

     Changes in prevailing economic conditions, particularly in the specific geographic and other markets served by the company may adversely impact the growth of paid subscriptions and advertising in Bid Magazine. Potential readership and advertisers may prefer interactive online media rather than print media such as Bid Magazine. We cannot predict our costs. The effects of changing cost or availability of raw materials, including changes in the cost or availability of newsprint and magazine body paper may adversely affect our profitability.

If we cannot protect our trademarks and domain names we may not be able to main-tain future business.
--------------------------------------------------------------------------------

     Proprietary rights are important to our success and our competitive position. We intend to apply for federal registration of "nexgenpublishing.com" and "Bid" as service marks for use in connection with our Internet and print magazine. services.

     Although we seek to protect our proprietary rights, our actions may be inadequate to protect any trademarks and other proprietary rights or to prevent others from claiming violations of their trademarks and other proprietary rights. If we are unable to protect our proprietary rights in trademarks, service marks and other indications of origin, competitors will be able to use names and marks that are identical or sufficiently similar to ours to cause confusion among potential customers between us and our services and our competitors and their services. This confusion may result in the diversion of business to our competitors or the loss of potential or existing customers. Also, to the extent competitors using identical or similar marks have problems with the quality of their services, this confusion may injure our reputation for quality.

     Litigation against infringers of our service marks, trademarks and similar rights may be expensive. Because of the difficulty in proving damages in trademark litigation, we may have difficulty in recovering damages should we elect to bring an action against infringers of our marks.

We may encounter legal and financial risks in protecting our copyrights and patents.
--------------------------------------------------------------------------------

     While we seek to protect our text, designs and other works of authorship by copyright, we may not be able to detect all possible infringements. Also, copyright protection does not extend to functional features of software and will not be effective to prevent third parties from duplicating our software's capabilities through engineering research and development. The global nature of the Internet makes it impossible to control the ultimate destination of our work and our copyrights and trademarks may receive limited or no protection in some countries.

We may be subject to legal liability for publishing or distributing content over the Internet
--------------------------------------------------------------------------------

     We may be subject to legal claims relating to the content in our website, or the downloading and distribution of content. The representations as to the origin and ownership of licensed content that we generally obtain may not adequately protect us. In addition, we draw some of the content provided in our on-line business communities from data compiled by other parties, including governmental and commercial sources. This data may contain errors.

System failures could harm our business.
----------------------------------------

     The  future  success  of  our  web-based  publication  will  depend  on the efficient and uninterrupted operation of our computer and communications hardware and software systems, which are, in general, operated and maintained by third parties. Our systems and operations are vulnerable to damage or interruption from a variety of causes. They are also subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. We do not have fully redundant systems, a formal disaster recovery plan or alternative providers of hosting services. Any damage to or failure of our systems could result in interruptions in our service. Such interruptions will reduce our revenues and profits, and our future revenues and profits will be harmed if our users believe that our system is unreliable.

We depend on establishing a subscriber base.
--------------------------------------------

     The edition of Bid Magazine which we published was distributed to pre-screened investors without charge. Our future success is highly dependent on the number of readers who are willing to subscribe to our print and online financial news and information publication. If the market for subscription-based financial news and information publications does not develop or develops more slowly than we expect, our business, results of operations and financial condition could be materially adversely affected.

     The two-year decline in the stock market has adversely affected the subscriber base and advertising revenue of financial magazines and Internet sites, particularly those devoted to the technical sector or small capitalized public companies. For example, Industry Standard and Individual Investor magazines ceased publication within the last two years. We can provide no assurance that Bid Magazine will succeed in attracting subscriber or advertisers in significant numbers under present market conditions or even if market conditions improve.

We need to manage our growth.
-----------------------------

     If we do succeed in attracting subscribers and advertisers, our anticipated future growth may place a significant strain on our managerial, operational and financial resources. To manage our growth, we must implement and improve our managerial controls and procedures and operational and financial systems. In addition, our future success will depend on our ability to expand, train and manage our workforce, in particular our editorial, advertising sales and business development staff. If we are unable to manage our growth effectively, our business, results of operations and financial condition could be materially adversely affected.

Risks Related to the Public Market
----------------------------------

Warrantholders will suffer immediate dilution when they exercise their warrants.
--------------------------------------------------------------------------------

     Upon completion of warrant exercise, our net tangible book value per share will be lower than the exercise price of the warrants. Warrantholders who exercise their warrants will bear substantially all of the risk of loss, while control will remain in the hands of our present stockholders. There are no preemptive rights in connection with our common stock. Therefore, warrantholders who exercise their warrants will be further diluted in their percentage ownership if and when we issue additional shares in connection with fundraising, employee benefits or other purposes.

There is no public market for our securities.
---------------------------------------------

     We are not presently publicly traded. We intend that our securities trade on the Over-the-Counter Bulletin Board. However, we can offer no assurance that our securities will so trade and, if they do trade on the OTCBB, whether an active trading market will be established or, if established, whether it can be maintained. The National Association of Securities Dealers, Inc. has announced the formation of a new automated marketplace, the Bulletin Board Exchange, and the eventual dissolution of the OTCBB. There is no assurance that our securities will be accepted on the BBX and, if they do not, our securities may trade on the Pink Sheets, a non-automated market.

Our current shareholders will realize substantial benefits if our operations are successful.
--------------------------------------------------------------------------------

     If our future operations are successful, our present shareholders will realize substantial benefits from such growth. If our future operations are unsuccessful, warrantholders who exercise their warrants will sustain the principal loss of such cash investment.

We do not intend to pay dividends.
----------------------------------

     We do not anticipate paying any cash dividends on our common stock in the foreseeable future because we intend to retain our earnings to finance the expansion of our business. There can be no assurance that our operations will result in sufficient revenues to enable us to operate at profitable levels or to generate a positive cash flow. Therefore, warrantholders who anticipate the need of an immediate income in the form of dividends on their common stock should refrain from the exercise of their warrants.

We have minimal capital with which to promote our business.
-----------------------------------------------------------

     In order to meet our business goals, we will need to raise capital. We can offer no assurance that substantial warrants will be exercised and that any additional financing will be available to us at all, or, will be available on favorable terms. If we cannot raise adequate funds, we may not be able to fund our business plans as we desire, or, develop or enhance services or respond to competitive pressures. Any such inability could have a material adverse effect on our business, results of operations and financial condition. Additional funds raised through the issuance of equity or convertible debt securities will result in diluting the percentage ownership of our stockholders. In addition, any securities we issue to raise necessary capital may have rights, preferences or privileges senior to those of the rights of our common stock.

Our management will have broad discretion over allocation of proceeds from exer-cise of the warrants.
--------------------------------------------------------------------------------

     The net proceeds to us from the exercise of our warrants will be $435,000 as all expenses relating to the registration of our shares underlying the warrants are being paid from funds presently in our treasury. We currently have no specific plans for a significant portion of the net proceeds from warrant exercise. Consequently, our management will have the discretion to allocate the net proceeds to uses that stockholders may not deem desirable. We may be unable to yield a significant return on any investment of the proceeds. Substantially all of the proceeds from exercise of our warrants will be invested in short-term, interest-bearing, investment grade government and corporate securities and bank deposits.


Anti-takeover provisions and our right to issue preferred stock could make a third party acquisition of us difficult and could deprive stockholders of a takeover premium for their shares.
--------------------------------------------------------------------------------

     We are a Delaware corporation. Anti-takeover provisions of Delaware law could make it more difficult for a third party to acquire control of us, even if a change in control would be beneficial to shareholders.

     Our amended certificate of incorporation provides that our board of directors may issue preferred stock without shareholder approval. The issuance of preferred stock could make it more difficult for a third party to acquire us. Our board of directors may issue preferred stock with voting or conversion rights that may have the effect of delaying, deferring or preventing a change of control of us and would adversely affect the market price of Nexgen Publishing common stock or voting and other rights of holders of Nexgen Publishing common stock.

Fluctuations in our quarterly results may adversely affect our stock price.
---------------------------------------------------------------------------

     Our quarterly operating results will likely vary significantly in the future. Our operating results, from time to time, may likely fall below the expectations of our investors or analysts and others who may be following our stock. Our failure to meet these expectations would likely adversely affect the market price of our common stock.

     Our quarterly operating results may vary depending on a number of factors, including:

     o actions taken by our competitors, including new product introductions, pricing policies and enhancements;

     o    size and timing of sales;

     o    our ability to control costs;

     o    investor interest in the high tech sector of the stock market; and

     o    general economic factors.

Our common stock price is likely to be highly volatile.
-------------------------------------------------------

     We initially intend that our common stock trade on the Over-the-Counter Bulletin Board. The market price of our common stock is likely to be highly volatile, as the stock market in general, and the market for Internet-related and technology companies in particular, has been highly volatile. Our stockholders may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to this volatility. The trading prices of many technology and Internet-related companies' stocks have reached historical highs and lows within the past 24 months.

     Factors that could cause this volatility may include, among other things:

     o    actual or anticipated variations in quarterly operating results;

     o    announcements of technological innovations;

     o    new sales formats or new products or services;

     o    changes in financial estimates by securities analysts;

     o    conditions or trends in the publishing industry;

     o    conditions or trends in the Internet industry;

     o announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures;

     o    changes in capital commitments;

     o    additions or departures of key personnel; and

     o    sales of our common stock.

     Many of these factors are beyond our control. These factors may materially adversely affect the market price of our common stock, regardless of our operating performance.

Shares eligible for future sales by our current stockholders may adversely affect the market price of our stock.
--------------------------------------------------------------------------------

     If our existing shareholders, particularly Nexgen Ventures, Inc. sell substantial amounts of our common stock, including shares issued on the exercise of outstanding options and warrants, in the public market the market price of our common stock could fall.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the stockholders' shares offered by this prospectus. All proceeds from the sale of the stockholders' shares will be for the account of the selling stockholders.

     Both gross and net proceeds of warrant exercise will be $15,000,000 as all costs associated with registration of the shares of our common stock underlying the warrants have been or will be paid from funds presently in our treasury. We will use funds raised through warrant exercise for general corporate and working capital needs and, as a result, they are unallocated. Prior to use, all of the proceeds from warrant exercise will be invested in short-term, interest-bearing, investment grade government and corporate securities and bank deposits.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of August 31, 2002.

Long term debt                                             $     - 0 -
                                                           ------------

STOCKHOLDERS" EQUITY

 Preferred Stock $.001 par value
    5,000,000 authorized, 0 issued                                   0
 Common stock, $0.001 par value each,
    shares authorized 50,000,000;
    16,273,000 shares  issued and outstanding                   16,273

Additional Paid in Capital                                       9,855

Deficit Accumulated During Development Stage                   (24,678)
                                                            -----------
   Total Stockholders' Equity                                    1,450
                                                            -----------
Total Liabilities and Stockholders' Equity                      $1,450
                                                            ===========

                                DIVIDEND POLICY

     We have not declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future.

     CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

     This prospectus contains certain financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect our management's current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this prospectus. For this purpose, any statements contained in this prospectus which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may", "will", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements will be reflective in any way of our actual future operations or financial results, and any of such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in us.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

     We are a development company and have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as online commerce.

     It is difficult for us to forecast our revenues or earnings accurately. We believe that future period-to-period comparisons of our operating results may not be meaningful and should not be relied upon as an indication of future performance as we have and will have no backlog of orders. Our operating results in one or more future quarters may fall below investor expectations. Assuming our common stock trades on a recognized market, in that event, the future trading price of our common stock would almost certainly decline.

RESULTS OF OPERATIONS

     The following table sets forth, for the three months ended August 31, 2002 and for the period from our inception (December 6, 2001) through August 31, 2002 certain data from our statements of income. This data has been derived from and should be read in conjunction with the unaudited financial statements of Nexgen Publishing Group In. as of and for the three months ended August 31, 2002 and for the period from our inception (December 6, 2001) through August 31, 2002. The operating results or the period are not necessarily indicative of the results that may be expected for any future period.

                                                                    Period
                                                Three             Commencing
                                            Months Ending       December 6,2001
                                           August 31, 2002      (inception) to
                                                                August 31,2002
                                           ---------------      ---------------

Revenues                                      $        0          $        0

Operating Expenses                                 9,300              24,678

Net income (loss)
  before provision for income taxes               (9,300)            (24,678)

Net income (loss)                                $(9,300)            (24,678)
                                              ===========         ===========
For the three months
  ended August 31, 2002

Results of Operations:

Revenues and cost of revenues.

     The company has had no revenues and related cost of revenues since inception. Revenues and related costs are anticipated upon the publishing of Bid magazine and website development.

     Operating Expenses

     The company incurred $7,500 in consulting services from related parties and $1,800 in imputed rent expense from office facilities offered free by a related party. Normal operating expenses are projected concurrent with the commencement of business activities.

     Liquidity and Capital Resources

     During the period, the company sold 145,000 shares of common stock and 435,000 common stock warrants for $1,425. Additionally, 750,000 shares of common stock were issued for services. Additional paid in capital was increased, pursuant to $1,800 of imputed rent.

     For the period from December 6, 2001 (inception) to August 31, 2002

     Results of Operations:

     Revenues and cost of revenues.

     The company has had no revenues and related cost of revenues since inception. Revenues and associated costs are anticipated upon the publishing of Bid magazine and website development.

     Operating Expenses

     Total operating expenses were $ 24,678, inclusive of $7,500 in consulting services from related parties, $1,800 in imputed rent expense and $ 15,378 in general and administrative costs. Increased operating expenses are projected concurrent with the commencement of business activities.

     Liquidity and Capital Resources

     In January 2002, the company issued 15,378,000 shares of common stock as part of the acquisition of Bid magazine. The company also sold 145,000 shares of common stock and 435,000 common stock warrants for $1,425, and 750,000 shares of common stock were issued for services. Additional paid in capital was increased, reflective of $1,800 of imputed rent.

                                PROPOSED BUSINESS

Introduction
------------

     Market data and certain industry forecasts used throughout the prospectus were obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry forecasts and market research, while believed to be reliable, have not been independently verified and the Issuer does not make any representation as to the accuracy of such information.

     Individuals have been taking greater control of their investments by directly researching information on investments, tracking their portfolios, purchasing no-load mutual funds and playing a more proactive role in their relationships with financial advisors.

     Share ownership in the United States surged during the 1990s. Data from the 1998 Survey of Consumer Finances, a household survey conducted under the auspices of the Federal Reserve Board, suggest that 84 million individuals owned stock in 1998. Comparisons with similar data from earlier years suggest that the number of shareowners increased by approximately 32 million between 1989 and 1998, and by 15 million between 1995 and 1998.

     All forms of stock ownership increased during the late 1990s. Stock ownership through self-directed retirement accounts and through equity mutual funds were the two largest contributors to the growth of share ownership. Between 1995 and 1998, however, even direct ownership of corporate stock increased, a reversal of a trend in the late 1980s and early 1990s, when direct stock ownership declined but was more than offset by the growth of indirect stock ownership.

     Presently, accounting to the Galt Global Review, June 12, 2002, over 100 firms in North America offer online trading. The National Investor Relations Institute estimates there are 7.2 million online traders today with assets of $420 billion.

     Increasingly, this group of self-directed investors is seeking timely, comprehensive and trustworthy financial news and information that can help them make informed investing decisions. Many existing financial news sources, however, fail to meet this need. Television provides a measure of timeliness but generally lacks depth of analysis. In addition, viewers are subject to television's predetermined schedules. On the web, some news and information sources offer little disclosure about their background and conflicts of interest, potentially rendering their information untrustworthy. Some online news outlets do little more than republish stories that have already appeared in their affiliated print publications and many simply aggregate stories from disparate news and press release wires without supplying the original insight, analysis and point of view that comes from independent reporting. Other financial sites offer stock quotes, charts and other investment tools, but provide limited financial news.

     The democratization of Wall Street represents a significant opportunity for financial news, commentary and information. We believe that as the audience for investment news grows both in the United States and abroad, we are poised to become the leading source worldwide for original, timely, comprehensive and trustworthy financial news, commentary and information.

Our Strategy
------------

     We are a financial media company with one print and one Internet property that serve people interested in investing in the high tech sector of the economy and serve the advertisers and business partners who want to reach that audience. Our properties include Bid magazine and the website, www.nexgenpublishing.com. We believe that the two forms of distribution of financial information - electronic and print - are complementary and provide a competitive advantage.

Bid Magazine
------------

     Our flagship publication, Bid Magazine, is a consumer-oriented monthly investment magazine that offers proprietary research, analysis and recommendations, together with commentary and opinion on investment ideas. It seeks differentiation among personal finance magazines through its focus on identifying investment opportunities in high technology, biotechnology, digital media and e-commerce. Bid focuses on analysis of investment opportunities in public companies and mutual funds invest in this segment of the market. Bid is a provider of original, timely, comprehensive and trustworthy financial news, commentary and information aimed at helping readers make informed investment decisions.

     Bid Magazine is intended to become a monthly publication initially distributed without charge to a controlled circulation of approximately 50,000 investors who are interested in technology-oriented investments.

     Bid will target financially sophisticated individuals with substantial net worth, several years of investing experience, and significant investment portfolios. It will only discuss public technology companies which trade on the Nasdaq National Market, New York Stock Exchange or American Stock Exchange.

     Bid Magazine was published in June, 2001 in four colors on 80 lb. glossy paper while the cover was on 150 lb. glossy paper. The issue contained 28 pages of which 7 pages contained advertising. All advertising was free to the advertiser. Advertisers included Palm, CIBC World Market and Neuburger Berman. The issue contained ten original articles of which the three featured articles were on the themes of telecom, venture capital and biotechnology. Other articles covered mutual funds, analyses of high tech stocks. Of the 5,000 copies printed, 4,000 were mailed to a proprietary list of high tech high net worth investors.

     Our goal is to switch to a publication that will be distributed on newsstands as well as through paid subscription. We intend to sell advertising primarily to financial services companies, consumer advertisers, public companies interested in attracting the publications' readers as investors and business-to-business and technology advertisers.

Intellectual Property
---------------------

     We have not, to date, registered the name "Bid Magazine" with the United States Patent and Trademark Office. We intend to trademark the name and thereafter intend to derive value from the development and exploitation of our intellectual property. There can be no assurance, however, that our intellectual property rights will be successfully exploited or that such rights will not be challenged or invalidated in the future.

Our Website
-----------

     We launched our website, nexgenpublishing.com, in 2001. The site provides users with a digital version of Bid Magazine. As issues are published, the website will continue to publish the contents of Bid Magazine several weeks after publication of the print version. We intend to sell banner advertising on its online site.

Competition
-----------

     Larger companies that publish multiple titles, publish many of the print publications with which we compete. These companies have significantly larger resources and more extensive relationships with advertisers than we do. We believe these publishers have a competitive advantage because of their ability to attract subscribers and advertisers and promote sales more extensively than we can. Our strategy is to compete on the basis of Bid Magazine's unique editorial focus on actionable investment ideas. Some of the publications focused on personal finance that compete with Individual Investor are Red Herring, Business 2.0, Money and Worth. In addition, we compete against publications with a broader editorial focus, including The Wall Street Journal, Baron's, Investors Business Daily, Business Week, Forbes and Fortune.

     In addition, we compete with online research and market intelligence services such as Knobias which provides stock quotes, charting tools, company profiles, trading statistics and other features.

Employees
---------

     As of July 31, 2002, we had no employees but employed consultants or consultant companies.

Facilities
----------

     We use of facilities, including computer and office equipment located in the office our major stockholder, Nexgen Ventures, Inc. These facilities are provided to us free of charge on a month-to-month basis.


                                   MANAGEMENT

Executive Officers and Directors

     The following table sets forth certain information regarding our executive officers and directors:

Name                        Age   Position                               Since
-------------------------   ---   ----------------------------------     -----
Jessie Pahng                37    President, Treasurer and               2002
410 Park Avenue                   a Director
New York, New York 10022

Alan Behar                  43    Vice-President-Sales, Secretary and    2002
410 Park Avenue                   a Director
New York, New York 10022

     Jessie Pahng has since 2001, taught courses in Communication Design at Parsons School of Design, New School University, New York City. In 2001, she founded The Greenfield Corporation, a New York City-based multi-media design company. From 2000 to 2001, Ms. Pahng was a Senior Designer at Sapient Corp. (Nasdaq), Cambridge, MA, and from 1999 to 2000 she served as a Senior Designer at Zefer Corp., Boston, MA. From 1995 to 1997, she was founder and principal designer of Sherman Square, Ltd. She is presently pursuing her MBA in Design Management from Westminster University, Harrow, UK. She earned her MA in Design for Interactive Media from Middlesex University, London, UK in 1999. Ms. Pahng earned her Bachelors of Fine Arts at Parsons School of Design, New School University in 1993.

     Alan Behar has served since 1999 as an analyst for Nexgen Holdings, Inc. From 1993-1999, he was President and Chief Executive Officer of Coffee Development Corp., an owner and operator of coffee bars until the business was sold to a non-affiliated party. From 1984 to 1993, Mr. Behar was a registered representative with Shearson Lehman Brothers. He received his B.A. from the University of Miami in 1984.

Director Compensation
---------------------

     Our directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses for attending board and board committee meetings.

Executive Compensation
----------------------

    No officer or director has received compensation for acting as such.

Compensation Arrangements
-------------------------

     We have not entered into employment contracts with any of our management employees. We have not paid salaries to any management employee and do not intend to until funds are received form warrant exercise.

Indemnification of directors and executive officers and limitation of liability
-------------------------------------------------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. As permitted by the Delaware General Corporation Law, our amended certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to our company or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (4) for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, our Bylaws provide that we are required to indemnify our directors and officers, consultants and employees to the fullest extent permitted by the Delaware General Corporation Law. Subject to certain very limited exceptions, we are required to advance expenses, as incurred, in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions. The rights conferred in our Bylaws are not exclusive. We have not obtained directors' and officers' liability insurance.

                       CERTAIN RELATED PARTY TRANSACTIONS

     On January 3, 2002, we purchased the financial magazine business, including the name "Bid" Magazine and the website www.nexgenpublishing.com and related software from Nexgen Ventures, Inc. for an aggregate of 15,378,000 shares of our common stock. On June 10, 2002, we issued 200,000 shares to Jessie Pahng, President/Treasurer, 100,000 shares to Alan Behar, Vice-President/Secretary and 250,000 shares to Renegade Consulting, Inc. (beneficially owned by Joel Pensley, Esq., securities counsel) and 200,000 shares to Falcon Crest Capital, Inc. for consulting services.

     We believe that these transactions were on terms as favorable as could have been obtained from an unaffiliated third party. All future transactions we enter into with our directors, executive officers and other affiliated persons will be on terms no less favorable to us than can be obtained from an unaffiliated party and will be approved by a majority of independent, disinterested members of our board of directors, and who had access, at our expense, to our or independent legal counsel.

     In June, 2002, we sold 145,000 units, each consisting of one share of our common stock and three common stock purchase warrants (Class A, Class B and Class C) carrying the right to purchase in the aggregate of 435,000 of our shares to investors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of our common stock as of September 11, 2002 by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, each of our directors and executive officers and all executive officers and directors as a group.

                         Shares of Common Stock Beneficially Owned(1)
                         --------------------------------------------
Name                                           Number               Percent
----------------------                     ---------------          -------

Jessie Pahng                                    200,000              1.2%
One Sherman Square
New York, New York 10023

Alan Behar                                      100,000              0.6%
410 Park Avenue
New York, New York 10022

Nexgen Ventures, Inc.(2)                     15,378,000             94.5%
410 Park Avenue
New York, New York 10022

Directors and officers                          300,000              1.8%
  (2 person)

------------------

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entity named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock underlying warrants or options that are currently exercisable or exercisable within 60 days of the date of the Prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 15,0,000,000 shares of our common stock outstanding as of the date of the Prospectus.

(2)   Nexgen Ventures, Inc. is beneficially owned by Guy Cohen.

                            DESCRIPTION OF SECURITIES

Common Stock

     We are authorized to issue 50,000,000 shares of common stock, $.001 par value per share, of which 16,128,000 shares are issued and outstanding as of the date of the prospectus. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

     Holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefor, if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders. Cumulative voting for the election of directors is not provided for in our amended certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

     Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of legally available funds at such times and in such amounts as our board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon a liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors. Each outstanding share of our common stock is, and all shares of common stock to be outstanding upon exercise of the warrants will be, fully paid and nonassessable.

Preferred Stock

     We may, subject to limitations prescribed by Delaware law, provide for the issuance of up to 5,000,000 shares of our preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Common Stock Purchase Warrants

     We have issued to the selling stockholders three classes of redeemable common stock warrants. Each class is exercisable for a period of two years commencing the date of the prospectus. Each warrant entitles the holder to purchase one share of our common stock as follows: the Class "A" Warrants at $.75; the class "B" Warrants at $1.00; and the Class "C" Warrants at $1.25. The common stock underlying the warrants will, upon exercise of the warrants, be validly issued, fully paid and non-assessable. The warrants will be subject to redemption, at any time, for $0.001 per warrant, upon 30 days' prior written notice, so long as there is an effective registration statement relating to the underlying shares if the bid closing price on the market in which our common stock trades for a period of five consecutive days exceeds $.10 above the exercise price ending within ten days prior to the date of the notice of redemption.

     The warrants can only be exercised when there is a current effective registration statement covering the underlying shares of common stock. If we do not obtain or are unable to maintain a current effective registration statement, warrantholders will be unable to exercise them and they may become valueless. Moreover, if the shares of common stock underlying the warrants are not registered or qualified for sale in the state in which a warrantholder resides, such holder might not be permitted to exercise any warrants.

     Warrants may be exercised by surrendering the warrant certificate, with the form of election to purchase printed on the reverse side of the warrant certificate properly completed and executed, together with payment of the exercise price, to us. Warrants may be exercised in whole or from time to time in part. If less than all of the warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of unexercised warrants.

     Warrantholders are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If we merge, reorganize or are acquired in such a way as to terminate the warrants, they may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up, holders of the warrants are not entitled to participate in our assets.

     For the life of the warrants, holders are given the opportunity to profit from a rise in the market price of our common stock. The exercise of the warrants will result in the dilution of the then book value of our common stock and would result in a dilution of the percentage ownership of then existing stockholders. The terms upon which we may obtain additional capital may be adversely affected through the period in which the warrants remain exercisable. The holders of these warrants may be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the warrants.

     In the event the proceeds of warrant exercise are not sufficient for the development and growth of our business, we may seek additional financing. At this time we believe that the proceeds of exercise of existing warrants will be sufficient for such purpose and therefore do not expect to issue any additional securities at this time. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of present have no plans to do so. If we require additional financing, there is no guarantee that such financing will be available to us or if available that such financing will be on terms acceptable to us.

Reports to Stockholders

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on May 31st.

Transfer Agent

     We have appointed American Registrar and Transfer Co., Salt Lake City, Utah as transfer agent for our shares of common stock and our warrants.

                              SELLING STOCKHOLDERS

     All of our warrants and shares offered under this prospectus may be sold by the holders who either have previously acquired their shares or who will acquire such shares from us upon the exercise of warrants. We will not receive any of the proceeds from sales of shares offered under this prospectus, but will receive the exercise price upon the exercise of the warrants.

     All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by selling stockholders.

     The selling stockholders are offering a total of 435,000 warrants and 680,000 shares of our common stock, after exercise of the warrants. The following table sets forth:

     o    the name of each person who is a selling stockholder;

     o the number of securities owned by each such person at the date of the prospectus; and

     o the number of shares of common stock such person will own after exercise of warrants.

     The following table assumes the exercise of all warrants beneficially owned by each such holder. The column "Shares Owned Prior to the Offering" includes shares of common stock issuable upon exercise of all currently exercisable warrants. The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus.

                                       Shares Owned Prior to  Shares Owned After
                           Number of      to the Offering        the Offering
                            Shares     ---------------------  ------------------
 Selling Stockholder        Offered     Number     Percent    Number   Percent
--------------------      -----------  ---------   -------    ------   -------

Subscribers to the
private placement of
units (37 persons)         580,000      145,000      0.9%    435,000     2.7%

-----------------

(1) Assumes sale of shares issued in private placement and exercise of warrants.

                              PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. Selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

     o    purchases  by  a  broker-dealer   as  principal  and  resale  by  such
          broker-dealer for its own account pursuant to this prospectus;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     o block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    in privately negotiated transactions; and

     o    in options transactions.

     In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell their common stock short and redeliver the shares to close out such short positions. Selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     In effecting sales, broker-dealers or agents engaged by selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amount to be negotiated immediately prior to the sale.

     In offering the shares covered by this prospectus, selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     In order to comply with the securities laws of certain states, if applicable, shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. Selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

     We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of:

     o such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the Registration Statement or

     o    the expiration date of the warrants.

                       SHARES ELIGIBLE FOR FUTURE SALE

     Upon the effectiveness of the registration statement, the 435,000 warrants will be freely tradable without restriction under the Securities Act unless held by our "affiliates" as that term is defined in Rule 144 under the Securities Act. Upon exercise of the warrants, we will have outstanding 16,708,000 shares of our common stock. Of these shares, all will be freely tradable without restriction under the Securities Act unless held by our "affiliates" as that term is defined in Rule 144 under the Securities Act.

     Shares and warrants held by affiliates will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner except an affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (1) 1% of the number of shares of common stock then outstanding (which will equal approximately 167,000 shares assuming all the warrants are exercised) or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     We can offer no assurance that an active public market in our shares or warrants will develop initially on the OTCBB. Future sales of substantial amounts of our shares (including shares issued upon exercise of outstanding options) in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

                     WHERE YOU CAN FIND MORE INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by the prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facility. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                              LEGAL PROCEEDINGS

     We are not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

                                LEGAL MATTERS

     Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Joel Pensley, Esq., 211 Schoolhouse Road, Norfolk, Connecticut 06058. Mr. Pensley is the beneficial holder of 250,000 shares of our common stock.

                                   EXPERTS

     Our financial statements as of May 31, 2001 have been included herein and in the registration statement in reliance upon the report of Joel Baum, CPA an independent certified public accountant, appearing elsewhere herein, and upon the authority of Mr. Baum as an expert in accounting and auditing.

                          NEXGEN PUBLISHING GROUP, INC.

                          (A Development Stage Company)



                              FINANCIAL STATEMENTS



                                 AUGUST 31, 2002

                              BAUM & COMPANY, P.A.
                          Certified Public Accountants
                        1515 University Drive - Suite 209
                          Coral Springs, Florida 33071
                                 (954) 752-1712

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Nexgen Publishing Group, Inc.
New York, New York

We have audited the accompanying balance sheet of Nexgen Publishing Group, Inc. (a development stage company) as of May 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the period commencing December 6, 2002 (inception) to May 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly in all material respects the financial position of Nexgen Publishing Group, Inc. (a development stage company) as of May 31, 2002 and the results of its operations, stockholders' equity and cash flows for the period commencing December 6, 2002 (inception) to May 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4, the Company is required to generate sufficient cash flow to meet its necessary capital requirements and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Coral Springs, Florida
July 1, 2002

                                                     /s/Baum & Company, P.A.

                          NEXGEN PUBLISHING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                        AUGUST 31, 2002 AND MAY 31, 2002



                                               August 31,           May 31
                                                  2002               2002
                                                                  (audited)
                                              ------------       -------------


                                     ASSETS


CURRENT ASSETS
   Due from Affiliate                        $     1,450         $      -0-
                                             -------------       -------------


Total Assets                                 $     1,450        $      - 0 -

                                             =============      ==============


                    LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
   Accounts payable                          $     - 0 -        $      - 0 -
                                             -------------      -------------


Total Liabilities                            $     - 0 -        $      - 0 -
                                             -------------      -------------

STOCKHOLDERS' EQUITY
 Preferred Stock $.001 par value each
   5,000,000 authorized, 0 issued                     0                   0
 Common stock, $0.001 par value each,
   shares authorized 50,000,000;
   16,273,000, and 15,378,000 issued
   and outstanding August 31, 2002                16,273             15,378
   and May  31, 2002, respectively.

Additional Paid in Capital                         9,855                  0

Deficit Accumulated During
  Development Stage                              (24,678)           (15,378)
                                             -------------      -------------

 Total Stockholders' Equity                        1,450                  0
                                             -------------      -------------
Total Liabilities and
  Stockholders' Equity                       $     1,450        $         0
                                             =============      =============




                 See accompanying notes to financial statements.

                          NEXGEN PUBLISHING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
             THREE MONTHS ENDING AUGUST 31, 2002 AND FOR THE PERIOD
                     COMMENCING DECEMBER 6, 2001 (INCEPTION)
                               TO AUGUST 31, 2002


                                                                    Period
                                                 Three             Commencing
                                             Months Ending       December 6,2001
                                            August 31, 2002      (inception) to
                                                                 August 31,2002
                                          ------------------   -----------------

REVENUES                                    $         0          $        0

OPERATING EXPENSES
                                          ------------------   -----------------
     Administrative Expenses                      1,800              17,178
     Consulting services-related party            7,500               7,500
                                          ------------------   -----------------
              Total Operating Expenses            9,300              24,678
                                          ------------------   -----------------
Net income (loss) before provision
   for income taxes                              (9,300)            (24,678)

Provision  for income taxes                           0                   0
                                          ------------------   -----------------
Net income (loss)                           $    (9,300)         $  (24,678)
                                          ------------------   -----------------
     Net income (loss per weighted
        average share, basic                $     (.001)         $    (.002)
                                          ------------------   -----------------
     Weighted average number of shares        16,171,500          15,471,000
                                          ==================   =================







                 See accompanying notes to financial statements.

                          NEXGEN PUBLISHING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
        PERIOD COMMENCING DECEMBER 6, 2001 (INCEPTION) TO AUGUST 31, 2002

                                                                    Additional                   Total
                                   Number of   Common   Preferred    Paid-in   Accumulated   Stockholders'
                                    Shares      Stock    Stock       Capital     Deficit        Equity
                                   ---------  -------  ----------  ----------  -----------   --------------

BALANCE, December 6, 2001                 0   $     0   $      0    $     0    $      0       $        0
(inception)

Issuance of common stock for     15,378,000    15,378                     0           0           15,378
cash

 Net Loss-period December 6,              0         0          0          0      (15,378)        (15,378)
2001 (inception) to May 31, 2002
                                 ----------   --------   -------    ---------- ----------     -----------
 BALANCE, May 31, 2002           15,378,000   $15,378   $      0    $     0     $(15,378)      $       0
                                 ----------   --------   -------    ---------- ----------     -----------
Contributed capital for                                               1,800                        1,800
forgiveness of rent expenses

Issuance of common stock for        145,000       145          0      1,305            0           1,450
cash
Issuance of common stock for        750,000       750                 6,750            0           7,500
services

Net Loss- three  months  Ended                                                    (9,300)         (9,300)
            August  31 , 2002

                                 ----------   --------   -------    ---------- ----------     -----------
 BALANCE, August  31, 2002       16,273,000   $16,273    $     0    $ 9,855     $(24,678)      $   1,450
                                 ==========   =======   ========    ========== ==========     ===========












                 See accompanying notes to financial statements.

                          NEXGEN PUBLISHING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
             THREE MONTHS ENDING AUGUST 31, 2002 AND FOR THE PERIOD
                     COMMENCING DECEMBER 6, 2001 (INCEPTION)
                               TO AUGUST 31, 2002


                                              Three Months         Period
                                              Ending August       Commencing
                                                31, 2002          December 6,
                                                                     2001
                                                                (inception) to
August 31, 2002
------------- ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net (loss)                                    $     (9,300)      $    (24,678)
Adjustments to reconcile net income
   (loss) to net cash used for operations

Common stock issued for services                     7,500              7,500

 Contributed capital for imputed
   rent expense                                       1800              1,800

Change in operating assets and liabilities:
   (Increase) decrease due from affiliate           (1,450)            (1,450)
                                              -------------    ----------------

Net cash (used) by operating activities             (1,450)           (16,828)
                                              -------------    ----------------

CASH FLOW FROM INVESTING ACTIVITIES:
   Cash obtained from acquisition                        0             15,378
                                              -------------    ----------------

Net cash provided by investing activities                0             15,378
                                              -------------    ----------------

CASH FLOW FROM FINANCING ACTIVITIES:
   Cash from sale of common stock                    1,450              1,450
                                              -------------    ----------------

Net cash provided by financing activities            1,450              1,450
                                              -------------    ----------------

Net increase (decrease) in cash                          0                  0

CASH, beginning of period                                0                  0
                                              -------------    ----------------

CASH, end of period                              $       0         $        0
                                              =============    ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
Cash paid for Interest Expenses                  $       0        $         0
Cash paid for Income Taxes                       $       0        $         0






                 See accompanying notes to financial statements.

                          NEXGEN PUBLISHING GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2002

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations

          The Company was incorporated under the laws of the State of Delaware on December 6, 2001 with authorized common stock of 20,000,000 shares of $.001 par value per share. Subsequently, on September 10, 2002, the Company changed its authorized common stock to 50,000,000 shares of $0.001 par value per share, and preferred stock of 5,000,000 shares of $ .001 par value per share.

          The Company was organized for the purpose of establishing a magazine and website geared to the experienced high tech investor.

          The Company is in the development stage.

          The company filed a Form SB-2 in July 2002 to raise capital for its operations to continue publishing its "Bid" magazine in the near future and for continued website operations.

Basis of Accounting

          The Company's policy is to prepare its financial statements using the accrual basis of accounting in accordance with generally accepted accounting principles. The Company has retained May 31 at its annual year-end.

Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Website Development Costs

          The Company plans to account for the costs of developing its website pursuant to SOP No. 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" which sets forth certain conditions in which the costs will be expensed when incurred.


                 See accompanying notes to financial statements.

                          NEXGEN PUBLISHING GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENT
                                 AUGUST 31, 2002


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Interim Financial Statements

          The financial statements for the three months ended August 31, 2002 are unaudited and include all adjustments which in the opinion of management are necessary for fair presentation, and such adjustments are of a normal and recurring nature. The results are not indicative of a full year results.

NOTE 2 - INCOME TAX

          In February 1992, the Financial Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred assets and liabilities are recognized for the estimated future tax consequences between the financial statement carrying amounts of the existing assets and their respective basis.

          Deferred assets and liabilities are measured using enacted tax rates in effect for the year in which temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

          The Company has a net operating loss carry forward of approximately $23,000 which is offset by a 100% valuation allowance due to the uncertainty surrounding the ultimate realization of these assets. The loss carryforward expires in 15 years.

NOTE 3 - CAPITAL TRANSACTIONS

Acquisition of Business

          The Company acquired the startup operations of "BID" magazine and its related website The magazine was created by a related party and acquired for 15,378,000 shares of common stock.

                          NEXGEN PUBLISHING GROUP, INC.
                         ( A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2002

NOTE 3 - CAPITAL TRANSACTIONS (cont'd)

Private Placement

          The Company sold for $ 1,425 an aggregate of 145,000 units to 37 investors in a private placement in June and July 2002 pursuant to a Regulation D under the Securities Act of 1933, as amended. Each unit consisted of one share of common stock and three redeemable common stock purchase warrants ("A", "B" and "C"), each expiring two years after the date of an effective registration statement relating to the warrants and the shares of common stock underlying the warrants. The warrants are redeemable towards the purchase of common stock in the event the closing market price of the common stock for five consecutive days exceeds the exercise price of any class of warrant by $ 0.10. The "A" Warrant is exercisable at $ 0.75, the "B" Warrant at $1.00 and the "C" Warrant at $1.25. The company intends to file a registration statement with the Securities and Exchange Commission in September ,2002 which will register the shares of common stock and warrants constituting the units and the shares of common stock underlying the warrants.

NOTE 4 -GOING CONCERN

          The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company is in the development stage and has sustained operating losses and negative cash flows from operations since inception. In the absence of achieving profitable operations and positive cash flows from operations or obtaining additional debt or equity financing, the Company may have difficulty meeting current obligations.

          In view of these matters, continued operations of the Company are dependent upon the Company's ability to meet its financial obligations and to enter into a profitable enterprise. Management is pursuing opportunities for the Company to continue as a going concern.

NOTE 5 -RELATED PARTY TRANSACTIONS

          In the quarter ended August 31, 2002, the company issued 750,000 shares of common stock to related parties for consulting services valued at $7,500.

          The Company has imputed $1,800 of occupancy costs from a related party. These costs have been reflected as a contribution of paid-in capital.

                          NEXGEN PUBLISHING GROUP, INC.
                         ( A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2002


NOTE 6 - NEW ACCOUNTING STANDARDS

          In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, ("SFAS 142") which are effective for fiscal years beginning after December 15, 2001. SFAS 142, requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions upon adoption for the reclassification of certain existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the testing of impairment of existing goodwill and other intangible. The company believes that the adoption of SFAS will not have a material impact on the Company's financial position and results of operations."

          In July 2001, the FASB issued SFAS No. 141 , Business Combinations ("SFAS 141") which are effective for fiscal years beginning after December 15, 2001. SFAS 141, requires, the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The company believes that the adoption of SFAS will not have a material impact on the Company's financial position and results of operations."

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law provides for the indemnification of the officers, directors and corporate employees and agents of Nexgen Publishing, Inc. (the "Registrant") under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (3) by the stockholders.

(e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Articles Eighth and Ninth of the Registrant's certificate of incorporation provide as follows:

                                     EIGHTH

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

                                     NINTH

     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action In another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article XII of the Registrant's by-laws provides as follows:

ARTICLE XII--INDEMNIFICATION OF DIRECTORS AND OFFICERS

     1. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

     2. Derivative Action. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

     3. Successful Defense. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     4. Authorization. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (c) by the stockholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

     5. Advances. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

     6. Nonexclusivity. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

     7. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

     8. "Corporation" Defined. For purpose of this action, references to the "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

ITEM 25. EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Securities and Exchange Commission Registration Fee.............   $      40
Legal Fees......................................................      25,000*
Accounting Fees.................................................       2,500
Printing and Engraving..........................................         500
Blue Sky Qualification Fees and Expenses........................         900
Transfer Agent Fee..............................................         500
Miscellaneous...................................................         560
                                                                   -----------
       Total....................................................   $  30,300

* Counsel was issued 250,000 shares of common stock for legal services in connection with the registration statement.

 ===========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     On January 3, 2002, the Registrant transferred 15,378,000 shares of its common stock to Nexgen Ventures, Inc. in consideration of the transfer of the business of financial magazine publishing. In June, 2002, the Registrant issued an aggregate of 300,000 shares to its officers and directors, 250,000 to a corporation beneficially owned by its securities counsel and 200,000 to a financial consulting firm value at $.01 each.

     In June, 2002, the Registrant sold 145,000 units, each unit consisting of one share of common stock and three common stock purchase warrants shares to xxx persons at $.01 per share for an aggregate of $1,450.

     These securities were sold under the exemption from registration provided by Section 4(2) of the Securities Act. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM 28. UNDERTAKINGS.

     The Registrant undertakes:

     (1)  To file,  during any period in which  offers or sales are being  made,
          post-effective   amendment  to  this   registration   statement   (the
          "Registration Statement"):

          (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements of the filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in New York, New York on September 11, 2002.



                                       NEXGEN PUBLISHING GROUP, INC.


                                       By:  /s/ Jessie Pahng
                                           ----------------------------------
                                            Jessie Pahng
                                              President
                                              Chief Executive Officer
                                              Chief Financial Officer




     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


   SIGNATURE                TITLE                             DATED
----------------------      ---------------------------       ------------------

/s/ Jessie Pahng
----------------------
 Jessie  Pahng             President, Treasurer,              September 11, 2002
                           and a Director



/s/ Alan Behar
----------------------
 Alan Behar                Vice-President, Secretary          September 11, 2002
                           and a Director

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER      DESCRIPTION
 -------     -----------

    3.1       Certificate of Incorporation
    3.2       Certificate of Amendment
    3.3       By-Laws
    4.1       Specimen Certificate of Common Stock
    4.2       Form of Warrant
    4.3       Warrant Agreement with Warrant Agent
    5.1       Opinion of Counsel
   10.1 Asset Purchase Agreement Between Nexgen Venture Corp. and Nexgen Publishing Group, Inc.
   23.1       Accountant's Consent
   23.2       Counsel's Consent to Use Opinion

------------------